EXHIBIT 4.3


                             LIFE USA HOLDING, INC.

                             1990 STOCK OPTION PLAN

                                   (RESTATED)

                         ------------------------------

                                     PART I

                  PURPOSES; DEFINITIONS; SHAREHOLDER APPROVAL;
                RESERVATION OF SHARES; AND PARTICIPATION IN PLAN

                                    ARTICLE I

                                    Purposes

         1.1 Purposes of Plan. The purpose of this Life USA Holding, Inc. 1990 Stock Option Plan (the "Plan") is to provide incentives to employees and consultants of the Company and/or its Subsidiaries who contribute, and are expected to contribute, to the success of the Company and its Subsidiaries, to provide a means of rewarding outstanding performance, and to enhance the interest of such employees and consultants in the Company's continued success and progress by providing them a proprietary interest in the Company. Further, this Plan is designed to enhance the Company's ability to maintain a competitive position in attracting and retaining qualified personnel and consultants necessary for the continued success and progress of the Company.

                                   ARTICLE II

                                   Definitions

         2.1 Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1.

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the committee appointed by the Board to administer this Plan pursuant to Article VII or, if no Committee is appointed by the Board, means the Board.

         "Common Stock" means, subject to the provisions of Section 9.3, the presently authorized common stock of the Company, par value $.01 per share.

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         "Company" means Life USA Holding, Inc., a Minnesota corporation.

         "Consultant" means any person providing services to the Company or any Subsidiary who is not an Employee.

         "Disability" means (subject to Section 6.2) a physical or mental impairment of sufficient severity such that an Employee is permanently unable to continue his employment with the Company as determined by the Committee.

         "Employee" means an employee (including an officer) of the Company or of any Subsidiary of the Company.

         "Fair Market Value" means the fair market value of the Company's Common Stock as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.

         "Incentive Stock Option" means an option to purchase Common Stock, granted by the Company to an Employee pursuant to Section 5.1, which is intended to meet the requirements of Section 422A of the Code and which is designated at the time of the award of an Incentive Stock Option.

         "Non-Statutory Option" means an option to purchase Common Stock, granted by the Company to an Optionee or a Consultant pursuant to Section 5.1, which is not an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Non-Statutory Option.

         "Optionee" means the holder of an Option granted under the Plan.

         "Plan" means the Life USA Holding, Inc. 1990 Stock Option Plan, as set forth herein and as from time to time amended.

         "Subsidiary" means a subsidiary or parent corporation, as defined in
Section 425(e) and (f) of the Code, with respect to the Company.

                                   ARTICLE III

                  Shareholder Approval; Reservations of Shares

         3.1 Shareholder Approval. This Plan shall be subject to approval by the affirmative vote of the holders of a majority of the Company's Common Stock present or represented and entitled to vote thereon at a meeting of shareholders, which approval must be obtained no later than September 17, 1991.

         3.2 Shares Reserved Under Plan. Subject to adjustment under the provisions of Section 9.3 hereof, the maximum number of shares of Common Stock which may be issued and sold under this Plan is 5,000,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Shares issued pursuant to this Plan shall be subject to all applicable provisions of the Articles of Incorporation and Bylaws of the Company in existence at the time of issuance of such shares and at all times thereafter. If Options granted under this Plan shall terminate or cease to be exercisable by reason of expiration, surrender for cancellation or otherwise without having been wholly exercised, new Options may be granted under this Plan covering the number of shares to which such termination or cessation relates. At no time may the sum of the maximum number of shares issuable under outstanding Options granted under this Plan and the number of shares previously issued under Options granted under this Plan exceed the maximum number of shares that may be issued and sold under this Plan, as above stated.

                                   ARTICLE IV

                              Participation in Plan

         4.1 Eligibility to Receive Options. Options under this Plan may be granted only to (a) Employees who are employed by the Company or a Subsidiary on the date the Option is granted and who the Committee believes are in a position to make an important contribution to the success of the Company, and (b) Consultants of the Company or a Subsidiary who the Committee believes are in a position to make important contributions to the success of the Company, all as determined by the Committee.

         4.2 Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of an Option shall in any manner be construed to limit in any way the right of the Company or a Subsidiary to terminate an Employee's employment at any time without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to such an Employee to remain employed by the Company or a Subsidiary thereof in any particular position or at any particular rate of compensation.

                                     PART II

                                    OPTIONS;
                       TERMINATION OF EMPLOYMENT AND DEATH

                                    ARTICLE V

                                     Options

         5.1 Grants of Options.

         (a) Grant. The Committee may grant Incentive Stock Options and/or Non-Statutory Options to Employees and Non-Statutory Options to Consultants, subject to the limitations provided in Section 7.1. All Options under this Plan shall be granted within ten years of September 18, 1990, the date on which this Plan was adopted by the Board of Directors subject to approval of the Plan by shareholders.

         (b) Option Price. The purchase price per share of Common Stock under each Incentive Stock Option and Non-Statutory Option shall be determined by the Committee but shall be not less than 100% of the Fair Market Value per share of such Common Stock on the date the Option is granted for Incentive Stock Options and 85% of the Fair Market Value per share of such Common Stock on the date the Option is granted for Non-Statutory Options; provided that no more than ten percent (10%) of the Non-Statutory Options granted under the Plan (determined at the time of grant) shall be granted at an exercise price below Fair Market Value per share. The purchase price per share may be subject to adjustment in accordance with the provisions of Section 9.3 hereof.

         (c) Options Agreements. Options shall be evidenced by option agreements in such form and containing such terms and conditions as the Committee shall approve, which terms and conditions need not be the same for all Options.

         (d) Options Nontransferable. An Option granted under this Plan shall by its terms be nontransferable by the Optionee otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by such Optionee. No transfer of an Option by an Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer.

         (e) Substitution and Cancellation. The Committee, in its sole discretion, may grant to an Optionee who has been granted an Option under this Plan, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower (or higher) than the purchase price provided in the Option so surrendered and cancelled and containing such other terms as the Committee may deem appropriate, subject to Section 5.1(b) and such other limitations or restrictions with respect to an Incentive Stock Option as may be imposed by the Code; provided that the number of outstanding Options under the Plan which have been issued in the exchange referred to in this sentence shall not exceed ten percent (10%) of the outstanding Options under the Plan (determined at the time of such exchange).

         5.2 Exercise.

         (a) Term of Options; Vesting; and Exercise. The term of each Option granted under this Plan shall not exceed ten (10) years from the date of grant. An Option granted under this Plan shall become vested at such rate and on such conditions as the Committee shall determine at the time such Option is granted.

         (b) Exercise; Payment on Exercise. Options shall be exercised by delivering to the Company an exercise notice in the form prescribed by the Committee. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase as provided in the next sentence and until the provisions of 9.4 shall have been satisfied. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made
(i) in cash, or (ii) in whole or in part in shares of Common Stock held by the Optionee for at least six months and valued at the then Fair Market Value thereof, or (iii) by delivery to the Company of irrevocable instructions to the Optionee's broker, which instructions and broker shall be satisfactory to the Company, to promptly deliver to the Company the total purchase price for the shares of the Option being exercised from the sale proceeds for such shares or the loan proceeds for such shares or any other securities which the Optionee may have in his account with such broker, and the Company will deliver such shares directly to such broker in accordance with such procedures as the Committee may establish, which alternative forms of payment may be permitted by the Committee at the time the Option is granted or at any time thereafter during the term of the Option. Stock certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto only at the Company's office in Minneapolis, Minnesota. No Optionee shall have any rights as a shareholder with respect to any share of Common Stock covered by an Option unless and until such Optionee shall have become the holder of record of such share and, except as otherwise permitted in Section 9.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions or other rights) in respect of such share for which the record date is prior to the date on which such Optionee shall have become the holder of record thereof.

         (c) Dissolution, Liquidation, Etc. If at any time after an Option has become exercisable and prior to its exercise and expiration, a voluntary dissolution, liquidation (other than a liquidation into another corporation which agrees to continue this Plan) or winding up of the affairs of the Company shall be proposed, the Company shall cause notice in writing to be mailed to each person holding an Option under this Plan, which notice shall be mailed not less than twenty days prior to the closing of the transfer books of the Company or the record date for determination of the holders of Common Stock of the Company entitled to participate in such dissolution, liquidation or winding up, as the case may be, to the end that during such notice period the holder of any Option, to the extent that the same is then exercisable by such holder, subject to the terms of Article V hereof, may purchase Common Stock in accordance with the terms of the Option and be entitled, in respect of the number of shares so purchased, to all the rights of the other holders of Common Stock of the Company with respect to such proposed dissolution, liquidation or winding up of the affairs of the Company. Each Option at the time outstanding and all rights thereunder shall terminate at the close of business on the twentieth day after mailing of such notice to the holder of such Option or on the record date for determination of holders of Common Stock entitled to participate in such dissolution, liquidation or winding up, whichever date is later.

         (d) Exercise of Options. In the event that an Optionee exercises Options, such Optionee shall comply with all requirements set forth in the option agreement for such Options in connection with the purchase of shares of Common Stock under this Plan.

         5.3 Incentive Stock Options.

         (a) Annual Limitation. In no event shall any Optionee be granted an Incentive Stock Option under this Plan or any other plan of the Company or any Subsidiary if such option would, during the calendar year in which the option first becomes exercisable when combined with other Incentive Stock Options which first become exercisable in such calendar year, entitle such Optionee, to purchase shares of Common Stock or shares of any Subsidiary having an aggregate fair market value (determined as of the time such option or options were granted) in excess of $100,000. In the event an option granted hereunder is designated an Incentive Stock Option and exceeds the limitations set forth in this Section 5.4(a), whether at the time of grant or thereafter, such option shall be an Incentive Stock Option only to the extent permitted hereby and the balance thereof shall be a Non-Statutory Option for the purposes of this Plan.

         (b) Incentive Stock Options Granted to Ten Percent Shareholders. No Incentive Stock Option shall be granted to any Employee who owns, directly or indirectly pursuant to Section 425(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, unless at the time such Incentive Stock Option is granted, the price of the Incentive Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option, by its terms, is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

         (c) Notice. Each Optionee shall give prompt notice to the Company of any disposition of shares acquired upon exercise of an Incentive Stock Option if such disposition occurs within either two years after the date of grant or one year after the date of transfer of such shares to the Optionee upon the exercise of such Incentive Stock Option.

         (d) Consent. To the extent appropriate to avoid a "modification" or other event described in Section 425(h) of the Code, a Optionee's rights under an Incentive Stock Option (including the rights to pay the exercise price in Common Stock) shall be set forth in the option agreement for such Option entered into at the date of grant, so as to preclude any requirement that further Committee consent be given after the date of grant.

                                   ARTICLE VI

                            Termination of Employment

         6.1 Termination of Employment. Unless earlier terminated in accordance with its terms, an Option shall terminate 30 days after any termination of the Optionee's employment with the Company or any Subsidiary if the Optionee is an Employee or, in the case of death or disability of any Optionee, 90 days after the death or disability of such Optionee.

         6.2 Employment. For all purposes of this Plan, and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of
Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).


                                    PART III

                    ADMINISTRATION, AMENDMENT AND TERMINATION
                             OF PLAN; MISCELLANEOUS

                                   ARTICLE VII

                             Administration of Plan

         7.1 The Committee. This Plan shall be administered by a Committee (which shall be the Board unless the Board appoints a committee pursuant hereto) of three or more persons, all of whom shall be members of the Board and shall be appointed by, and serve at the pleasure of, the Board. No person shall serve as a member of the Committee if such person is eligible, or at any time within one year prior to appointment as a member was granted any Options under this Plan or granted or awarded equity securities under any other plan of the Company or any of its affiliates. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and the agreements evidencing Options granted hereunder (which agreements need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee and each of the members thereof, and the Employees and Consultants of the Company or a Subsidiary, and their respective successors in interest.

         7.2 Liability of Committee. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with this Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

         7.3 Determinations of the Committee. In making its determinations concerning the Employees and Consultants, who shall receive Options as well as the number of shares to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Employees and Consultants, their past, present, and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of option agreements to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. In its discretion or in accordance with a direction from the Board, the Committee may waive any provisions of any option agreement, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

                                  ARTICLE VIII

                        Amendment and Termination of Plan

         8.1 Amendment of Plan.

         (a) Generally. The Plan may be amended at any time and from time to time by the Board of Directors of the Company but no amendment which (i) increases the aggregate number of shares of Common Stock which may be issued and sold under this Plan other than adjustments pursuant to Section 9.3, (ii) decreases the minimum option price provided in this Plan, (iii) extends the period during which Options may be granted under this Plan, or (vi) changes the class of Employees eligible to receive Options, shall be effective unless and until the same is approved by the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting held to take such action at which a quorum is present. No termination or amendment of this Plan, without the consent of the holder of any Option then existing, may terminate such holder's Option or materially and adversely affect such holder's rights thereunder.

         (b) Amendments Relating to Incentive Stock Options. To the extent applicable, this Plan is intended to permit the issuance of Incentive Stock Options in accordance with the provisions of Section 422A of the Code. The Plan may be modified or amended at any time, both prospectively and retroactively, and in such manner as to affect Incentive Stock Options previously granted (after taking into account Section 425(h) of the Code, relating to "modifications," etc.), if such amendment or modification is necessary for this Plan and the Incentive Stock Options granted hereunder to qualify under said provisions of the Code.

         8.2 Termination. The Board of Directors of the Company may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the tenth anniversary of the effective date of the Plan. No Options may be granted after this Plan has terminated. After this Plan shall terminate, the function of the Committee will be limited to supervising the administration of Options previously granted.

                                   ARTICLE IX

                            Miscellaneous Provisions

         9.1 Restrictions Upon Grant of Options. The registration or qualification under any Federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Options or the resale or other disposition of any such shares of Common Stock by or on behalf of the Optionees receiving such shares) may be necessary or desirable and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Board of Directors, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed.

         9.2 Restrictions upon Resale of Unregistered Stock. If the shares of Common Stock that have been transferred to a Optionee pursuant to the terms of this Plan are not registered under the 1933 Act, pursuant to an effective registration statement, such Optionee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Optionee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act and (ii) that such Optionee is acquiring such shares of Common Stock for such Optionee's own account and not with a view to the distribution thereof.

         9.3 Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, or amount of the Company's capital stock (or any other transaction described in Section 425(a) of the Code) after any Option is granted hereunder and prior to the exercise thereof, the Option, to the extent that it has not been exercised, shall entitle the holder to such number and kind of securities as such holder would have been entitled to had such holder actually owned the stock subject to the Option at the time of the occurrence of such change. If any such event should occur, the number of shares subject to Options which are authorized to be issued hereunder, but which have not been issued, shall be similarly adjusted. If any other event shall occur, prior to the exercise of an Option granted to an Optionee hereunder, which shall increase or decrease the amount of capital stock outstanding and which the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holder should be permitted to acquire, such adjustment as the Committee shall determine may be made, and when so made shall be effective and binding for all purposes of this Plan.

         9.4 Withholding of Taxes. Each Optionee who exercises an Option to purchase Common Stock shall, prior to the issuance of any shares or payment of any amounts to the Optionee, pay to the Company, or make arrangements (including withholding of shares of Common

Stock purchased upon exercise of the Option at the Fair Market Value thereof) satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the transfer to such Optionee of such shares of Common Stock and/or amounts upon exercise of such Option.

         9.5 Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options granted under this Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

         9.6 Other Grants. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are or are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary of the Company. The terms and conditions of the substituted Options so granted may vary from the terms and conditions set forth in Part II to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the substituted stock incentives.

         9.7 Other Benefits. Nothing contained herein shall prevent the Company from establishing other incentive plans in which Employees and Consultants under the Plan may also participate. No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan.

                              OPTION EXERCISE FORM


Life USA Holding, Inc.
Suite 600, Interchange North Building
300 South Highway 169
Minneapolis, Minnesota 55426

Attention: Corporate Secretary

Dear Sir:

         I hereby exercise the following Stock Options granted under Life USA Holding, Inc.'s (the "Company") 1990 Stock Option Plan (the "Plan"):

         Date of         Options           Exercise          Number of
          Grant          Awarded           Price             Shares Exercised
          -----          -------           -----             ----------------






         As payment for the exercise of the above listed stock options and for the amount of federal, state and local tax which the Company is required by law or believes appropriate to withhold and the cost of any applicable state or federal documentary tax stamps, I am enclosing and elect the following method of payment (check appropriate box):

                  Cashier's or certified check in the amount of $_________.


                  Shares of the Company's Common Stock which have been held by me for at least six months and which are valued at Fair Market Value (as defined in the Plan) listed below.

Certificate          Acquisition                                     Fair Market
  Number                Date              Number of Shares              Value
  ------                ----              ----------------              -----



         NOTE: All shares of Common Stock must be transferred to Life USA Holding, Inc. on the reverse side of each certificate.

         Irrevocable instructions, a copy of which is attached hereto and is subject to the Company's approval, to my broker who must be acceptable to you to promptly deliver to the Company an amount sufficient to pay such amounts from either (i) the proceeds of sale through the broker of a sufficient number of shares purchased by me upon exercise of the Option as set forth above or (ii) the loan proceeds from borrowings by me from the broker, and the Company is hereby instructed to issue and deliver the shares purchased by me upon exercise of the option as set forth above directly to and in the name of the broker.

         Unless the third payment option above is selected, in which case the shares will be issued and delivered as described therein, please have _____ certificates issued in blocks of ________ shares per certificate and the certificates should be registered as follows:

               Name ______________________________________________

               Mailing Address ___________________________________
                               ___________________________________

               Social Security Number ____________________________



                                         Very truly yours,



                                         -----------------------------------
                                         Signature